AMENDMENT AGREEMENT NO. 3 TO SECOND AMENDED
                         AND RESTATED CREDIT AGREEMENT

         This AMENDMENT AGREEMENT NO. 3 (this "Amendment"), dated as of March 29, 1996, by and among SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation ("STC"), those Subsidiaries of STC that are parties to the Credit Agreement referred to below (together with STC, the "Companies"), and The First National Bank of Boston, a national banking association (the "Bank"), amends the Second Amended and Restated Credit Agreement dated as of September 30, 1993, as the same may be amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Companies and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

         WHEREAS, the Companies have requested that the Bank agree to certain amendments to the Credit Agreement, including, without limitation, certain changes to the financial covenants; and

         WHEREAS, subject to the terms and provisions hereof, the Bank has agreed to so amend the Credit Agreement;

         NOW THEREFORE, the parties hereto hereby agree as follows:


         ss. 1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in ss. 3 hereof, the Credit Agreement is hereby amended as follows:

         ss. 1.1. Interest on Revolving Credit Loans. The text of Section 2.8 of the Credit Agreement is hereby amended, effective as of April 1, 1996, to read as follows:

                  "(a) Except as provided in ss. 5.1 hereof, each Base Rate Loan shall bear interest at the rate per annum equal to the Base Rate plus 0.50% per annum.

                  (b) Except as provided in ss. 5.1 hereof, each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period applicable thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus 2.25% per annum.

                  (c) The Companies hereby jointly and severally promise to pay the interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto and at the stated or any accelerated maturity of the Revolving Credit Loans."

         ss. 1.2. Investments. Section 12.2(e) of the Credit Agreement is hereby amended by deleting the phrase "with respect to each transaction shall not exceed $4,000,000 (exclusive of any Indebtedness of the acquired Person)" from the final two lines of Section 12.2(e), and
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inserting  in  place  of such  deleted  language,  and  immediately  before  the semi-colon at the end of ss. 12.2(e), the phrase "is permitted by the final sentence of ss. 12.6 hereof".

         ss. 1.3. Mergers and Acquisitions, Etc. Section 12.6 of the Credit Agreement is hereby amended by inserting the phrase "which becomes a Subsidiary of STC at such time" immediately after the word "Person", and immediately before the word "provided" in the sixth line of Section 12.6. In addition, Section 12.6 of the Credit Agreement is hereby amended by deleting from the final sentence of
Section 12.6 the phrase "with respect to each such transaction in excess of $4,000,000" and inserting in place of such deleted language, and immediately before the period at the end of ss. 12.6. the phrase "exceeding $2,000,000 in the aggregate, determined on a cumulative basis, in any fiscal year".

         ss. 1.4. Net Worth. The Bank hereby waives any Default or Event of Default directly resulting from a violation of Section 12.7 of the Credit Agreement only as such Section 12.7 was in effect immediately prior to the effectiveness of this Amendment, and then only with respect to the fiscal quarter ended December 31, 1995. Section 12.7 of the Credit Agreement is hereby amended by deleting the table set forth therein and replacing it with the following table:

                                        Period                      Amount
                                        ------                      ------
                 December 31, 1995 through June 29, 1996          $28,500,000
                 June 30, 1996 through December 30, 1996          $29,200,000
                 December 31, 1996 through December 30, 1997      $29,500,000
                 December 31, 1997 through April 1, 1998          $30,500,000

         ss. 1.5. Interest Coverage. The Bank hereby waives any Default or Event of Default directly resulting from a violation of Section 12.8 of the Credit Agreement only as such Section 12.8 was in effect immediately prior to the effectiveness of this Amendment, and then only with respect to the fiscal period ending December 31, 1995. The text of Section 12.8 of the Credit Agreement is hereby amended to read as follows:

                  "Permit the ratio of (a) Consolidated Net Earnings Available for Interest Charges for any period of four consecutive fiscal quarters (a "Rolling Period") to (b) aggregate Interest Charges for such Rolling Period, to be less than (a) 2 to 1, for the Rolling Period ended December 31, 1995, (b) 2.5 to 1, for the Rolling Period ending March 31, 1996, or (c) 3 to 1, for any Rolling Period ending after March 31, 1996."

         ss. 2. Representations and Warranties. The Companies hereby represent and warrant to the Bank as follows:

         (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Companies to the Bank with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Bank and the Companies, the representations and warranties of the Companies contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof,

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                  except,  in each case to the extent of changes  resulting from transactions contemplated or permitted by the Loan Documents and this Amendment, and changes occurring in the ordinary course of business which singly or in the aggregate are not
                  materially   adverse,    and   to   the   extent   that   such
                  representations and warranties relate expressly to an earlier date.

         (b) Authority, No Conflicts, Enforceability of Obligations. Etc. Each of the Companies hereby confirms that the representations and warranties of the Companies contained in ss. 8.1 and ss.
                  8.2 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

         ss. 3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Bank by (or on behalf of) each of the Companies, as the case may be, contemporaneously with the execution hereof, of the following, in form and substance satisfactory to the Bank:

         (a)  this Amendment signed by each of the Companies and the Bank; and

         (b)  any  other   confirmatory  or  corporate   authority  document  or
              instrument the Bank may reasonably request.

         ss. 4. Miscellaneous Provisions. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Companies confirms and agrees that the joint and several Obligations of the Companies to the Bank, as amended and supplemented hereby, are entitled to the benefits of the Loan Documents. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Companies hereby jointly and severally confirm their obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of the Bank's Special Counsel.

         ss. 5. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

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        IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                              SIGNAL TECHNOLOGY CORPORATION,
                              ST OLEKTRON CORP., and each of the other
                              Companies that are parties to the Credit Agreement


                               By:  /s/ Dale L. Peterson
                                    ------------------------------
                               Name: Dale L. Peterson
                                    ------------------------------
                               Title: CEO
                                    ------------------------------

                               THE FIRST NATIONAL BANK OF BOSTON

                               By:  /s/ Amy B. Lyons
                                    ------------------------------
                               Name: Amy B. Lyons
                                    ------------------------------
                               Title: Vice President
                                    ------------------------------